EXHIBIT 10.14

FRITH CONSTRUCTION COMPANY, INC. P.O. DRAWER 5028, MARTINSVILLE, VIRGINIA 24115

TELEPHONE 276/632-7241

FAX 276/632-1263

[FRITH CONSTRUCTION

COMPANY, INC.

LOGO APPEARS HERE]

September 26, 2003

VIA FAX 632-0026

Mr. Doug Williams

Hooker Furniture Corporation

P. O. Box 4708

Martinsville, VA 24115

Dear Doug:

Please use this letter to confirm our agreement that Hooker Furniture Corporation will lease our 150,000 square foot building known as Frith 3 at a rental rate of 18 cents per square foot per month, or $27,000.00, for a term that ends December 31, 2005.

It is understood that Hooker Furniture will not be changed any rent until January, 2004, with rent due January 1, 2004. It is agreed that Hooker will pick up all utilities and their costs starting October 1, 2003 as well as inside and outside maintenance tasks with the exception of pavement repairs, roof and any major systems.

If you have any questions, please give me a call.

Sincerely,

/s/ James B. Frith, Jr.

James B. Frith, Jr.
President & COO

JBF, Jr./bc